Exhibit 10.3

                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                           1983 RESTRICTED STOCK PLAN


      WHEREAS, an amendment to the Century Telephone Enterprises, Inc. 1983 Restricted Stock Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on February 24, 1997 and ratified by the Board of Directors on February 25, 1997 to reflect changes necessary in order that the terms of the Plan will conform to the short-term incentive plan approved for 1997 and to correct an incorrect reference to the number of required members of the committee that administers the Plan.

      NOW THEREFORE, the Plan is hereby amended as follows:

                                       I.

      Section 2.(f) of the Plan shall be amended to delete the last sentence thereof and to read in its entirety as follows:

           2.(f)"Participant" shall mean any person who is employed by the Company on a full-time basis, is compensated for such employment by a regular salary, and in the opinion of the Committee is either one of the key employees of the Company in a position to contribute materially to the continued growth and development and future financial success of the Company or one who has made a significant contribution to the Company's operations, thereby meriting special recognition.

                                      II.

      Section 4. entitled "Administration" shall be amended to delete the first paragraph thereof and to add the following sentence to the beginning of the second paragraph (which shall become the first paragraph):

           The Plan shall be administered by the Committee.

      IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name as of the 25th day of February, 1997.

                                       CENTURY TELEPHONE ENTERPRISES, INC.


                                       By: /s/ R. Stewart Ewing, Jr.
                                           -------------------------------
                                           R. Stewart Ewing, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer